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                                                                    EX-99.a.2(m)

                      FORM OF CERTIFICATE OF THE SECRETARY
                                     OF THE
                           BRINSON RELATIONSHIP FUNDS

                             RESOLUTIONS AUTHORIZING
                            DSI ENHANCED S&P 500 FUND

         Pursuant to Article III Section 3.6 of the by-laws, dated August 22, 1994, of Brinson Relationship Funds, a Delaware business trust (the "Trust"), the undersigned does hereby certify the following:

         1. She is the duly elected, qualified and acting Secretary of the Trust.

         2. Attached hereto as incorporated by reference into the Trust's Amended and Restated Agreement and Declaration of Trust dated August 15, 1994, as amended May 20, 1996, August 21, 2000, and November 20, 2000 (the "Declaration") pursuant to Article IX, Section 9.8(f) of the Declaration is a true and complete copy of the resolutions by the Board of Trustees of the Trust (the "Resolutions") with respect to the authorization of the shares of the series of the Trust known as the DSI Enhanced S&P 500 Fund.

         3. The Resolutions were unanimously adopted by the Trust's Board of Trustees at a meeting duly called and held on August 28, 2001 and, unless subsequently amended by resolutions duly adopted by the Board of Trustees of the Trust, have remained in full force and effect as of the date hereof.

         IN WITNESS WHEREOF, the undersigned has caused this certificate to be signed on this 28th day of August, 2001.



(Trust Seal)

                                             -------------------------
                                             Amy R. Doberman, Secretary
                                             Brinson Relationship Funds

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        RESOLUTIONS ADOPTED AUGUST 28, 2001 AND INCORPORATED BY REFERENCE
  INTO THE AGREEMENT AND DECLARATION OF TRUST OF THE BRINSON RELATIONSHIP FUNDS
     DATED AUGUST 15, 1994, AS AMENDED ON MAY 20, 2000, AUGUST 21, 2000, AND
         NOVEMBER 20, 2000 (THE "DECLARATION"), PURSUANT TO ARTICLE IX,
                             SECTION 9.8(f) THEREOF



                           RESOLUTIONS AUTHORIZING THE

                            DSI ENHANCED S&P 500 FUND


"RESOLVED,      that pursuant to Article IX, Section 9.8(f) of the Agreement and
                Declaration of Trust of Brinson Relationship Funds (the
                "Trust"), the additional series of shares (sometimes referred to herein as the "New Series") be, and it hereby is, authorized and designated as the DSI Enhanced S&P 500 Fund; and

FURTHER
RESOLVED,       that an unlimited number of shares of beneficial interest are hereby allocated to the New Series; and

FURTHER
RESOLVED,       that the shares of the New Series shall have the same relative rights and preferences as other shares of the Trust, as set forth in the Agreement and Declaration of Trust, and as described in Section 9.8 thereof."